Exhibit 1.1

Pricing Agreement

April 30, 2026

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

BBVA Securities Inc.

Two Manhattan West

375 Ninth Avenue, 9th Floor

New York, New York 10001

United States of America

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

BNP Paribas Securities Corp.

787 7th Avenue

New York, New York 10019

United States of America

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

United States of America

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

United States of America

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

United States of America

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Banco Bilbao Vizcaya Argentaria, S.A. (the “Company”), a sociedad anónima incorporated under the laws of the Kingdom of Spain (“Spain”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) (other than BBVA Securities Inc.) the 4.968% Senior Non-Preferred Fixed Rate Notes due 2031 (the “Designated Securities”).

1

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Underwriters purchasing Designated Securities in the Underwriting Agreement so incorporated by reference shall be deemed, with respect to BBVA Securities Inc., to instead provide for procuring eligible purchasers on a reasonable best efforts basis. Each reference to the Company issuing and selling Designated Securities to the Underwriters shall be deemed to refer to the Underwriters other than BBVA Securities Inc. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees that it will issue and sell to each of the Underwriters (other than BBVA Securities Inc.), and each of the Underwriters (other than BBVA Securities Inc.) agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, (i) the principal amount of the Designated Securities set forth opposite the name of each such Underwriter in Schedule I hereto and (ii) a pro rata portion of the principal amount of the Designated Securities set forth opposite the name of BBVA Securities Inc. in Schedule I hereto which have not been purchased by purchasers procured by BBVA Securities Inc. BBVA Securities Inc. hereby covenants and agrees to use its reasonable best efforts to procure eligible purchasers for the principal amount of the Designated Securities set forth opposite its name in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company on the other.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

2

[signature pages follow]

3

Very truly yours,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Ignacio Echevarría Soriano
Name: Ignacio Echevarría Soriano
Title: Head of BBVA Wholesale Funding & Capital Operations

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Tom Burgess
Name: Tom Burgess
Title: Managing Director

BBVA SECURITIES INC.

By:	/s/ Babak Ghatan
Name: Babak Ghatan
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Simon Mayes
Name: Simon Mayes
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name: Todd Mahoney
Title: Head of DCM and Syndicate, Americas

By:	/s/ Igor Grinberg
Name: Igor Grinberg
Title: Managing Director
On behalf of each of the Underwriters

SCHEDULE I

Principal Amount of 4.968% Senior Non-Preferred Fixed Rate Notes due 2031 to be Purchased
Underwriter

Barclays Capital Inc.	$161,000,000
BBVA Securities Inc.*	$161,600,000
BofA Securities, Inc.	$161,000,000
BNP Paribas Securities Corp.	$161,000,000
J.P. Morgan Securities LLC	$161,000,000
TD Securities (USA) LLC	$161,000,000
UBS Securities LLC	$161,000,000
Intesa Sanpaolo IMI Securities Corp.	$36,000,000
Bankinter, S.A.	$14,400,000
DNB Carnegie, Inc.	$14,400,000
Erste Group Bank AG	$14,400,000
La Banque Postale	$14,400,000
Scotia Capital (USA) Inc.	$14,400,000
Unicaja Banco, S.A.	$14,400,000
Total	$1,250,000,000

* BBVA Securities Inc. has agreed to use its reasonable best efforts to procure purchasers for the principal amount of the Designated Securities set forth opposite its name above.

Schedule I-1

SCHEDULE II

Issuer:

Banco Bilbao Vizcaya Argentaria, S.A.

Titles of Designated Securities:

4.968% Senior Non-Preferred Fixed Rate Notes due 2031

Specific Terms of Designated Securities:

See Appendix A for a copy of the Final Term Sheet relating to the Designated Securities

Price to Public:

100.000% plus accrued interest, if any, from May 8, 2026

Purchase Price by Underwriters:

99.720%

Principal Amount:

$1,250,000,000

Minimum Initial Purchase Amount:

$200,000

Denominations:

A minimum of $200,000 with increments of $200,000 thereafter

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Applicable Time:

2:56 p.m. New York time April 30, 2026

Time of Delivery:

11:00 a.m. New York time May 8, 2026

Closing Location for Delivery of Designated Securities:

New York, New York

Schedule II-1

Additional Closing Conditions:

N/A

Additional Opinions:

Spanish counsel for the Underwriters shall furnish to the Representatives such written opinion or opinions as are specified in Section 8(b) of the Underwriting Agreement

Names and Addresses of Underwriters, Including the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

United States of America

Attention: Syndicate Registration

Facsimile: (646) 834-8133

BBVA Securities Inc.

Two Manhattan West

375 Ninth Avenue, 9th Floor

New York, New York 10001

United States of America

Facsimile: (212) 258-2216

Attention: Legal Department

BofA Securities, Inc.

114 W 47th St., NY8-114-07-01

New York, New York 10036

United States of America

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

BNP Paribas Securities Corp.

787 7th Avenue

New York, New York 10019

Attention: Debt Syndicate

Email: DL.US.Syndicate.Support@us.bnpparibas.com

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

United States of America

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

United States of America

Email: USTransactionadvisory@tdsecurities.com

Schedule II-2

Attention: DCM-Transaction Advisory

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

United States of America

Attention: Fixed Income Syndicate

Telephone number: (203) 719-1088

Email: dl-synd-stamford@ubs.com

Listing:

New York Stock Exchange

Payment of Expenses by the Company and by the Underwriters:

Each Underwriter (other than BBVA Securities Inc.) shall, at the Time of Delivery, pay severally, on a pro rata basis (in the proportion that the aggregate principal amount of the Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate principal amount of the Designated Securities set forth opposite all of the names of the Underwriters (other than BBVA Securities Inc.) in Schedule I hereto), the cost of the comfort letters provided by Ernst & Young, S.L., dated as of the Applicable Time and as of the Time of Delivery.

Selling Restrictions:

The Designated Securities are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Designated Securities are not intended to be sold and shall not be sold to retail investors in any jurisdiction, including the United States.

In the United States, the Designated Securities are intended to be sold only to institutional investors.

Prohibition of Sales to European Economic Area (the “EEA”) Retail Investors

The Designated Securities may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”);

(b)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).

For the purposes of this provision, an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities.

Schedule II-3

Restrictions on Acquisition of Designated Securities by Spanish Residents

The Designated Securities shall not be offered, distributed or sold in Spain in the primary market. However, the Designated Securities may be sold to Spanish resident investors in circumstances that satisfy the requirements set forth in the ruling 1500/04 of the Directorate General for Taxation (Dirección General de Tributos) of July 27, 2004.

Notwithstanding this, the Designated Securities shall not be offered, sold or otherwise made available at any time to any retail investor (as defined above) in Spain and any sales of the Designated Securities in Spain according to the previous paragraph shall be made only to professional clients (clientes profesionales) as defined in Article 194 of Law 6/2023, of March 17, on Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión) (the “LMV”) or eligible counterparties (contrapartes elegibles) as defined in Article 196 of the LMV and as further limited by the second paragraph of Article 192 of the LMV.

No publicity of any kind as to the Designated Securities shall be made in Spain.

Prohibition of Sales to United Kingdom Retail Investors

The Designated Securities may not be offered, sold, distributed or otherwise made available to any UK retail investor in the United Kingdom. For the purposes of this provision, the expression “UK retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the Designated Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA would not, if the Company was not an “authorised person”, apply to the Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Japan

The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) on the ground that the solicitation for subscription of the Designated Securities falls within the definition of “solicitation to qualified institutional investors” as defined under Article 2, paragraph 3, item 2 (I) of the FIEL. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEL, “QII”) who acquired the Designated Securities shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the Designated Securities have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the

Schedule II-4

account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for private placement pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

The prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Designated Securities in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Designated Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, then the securities and securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Designated Securities except:

(i) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(ii) where no consideration is or will be given for the transfer;

Schedule II-5

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

Notification under Section 309B(1)(c) of the Securities and Futures Act 2001

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined and hereby notifies all relevant persons (as defined in section 309A(1) of the SFA) of the classification of the Designated Securities to be capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Hong Kong

The Designated Securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Designated Securities has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Taiwan

The Designated Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Designated Securities in Taiwan.

Schedule II-6

Republic of Italy

The offering of the Designated Securities has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Designated Securities may be offered, sold or delivered, nor may copies of the prospectus supplement or of any other document relating to the Designated Securities be distributed in the Republic of Italy, except:

(i)

to qualified investors (investitori qualificati) as defined in Article 2 of the Prospectus Regulation and Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended from time to time (the “Financial Services Act”); or

(ii)	in any other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation and any other applicable Italian laws and regulations.

Any offer, sale or delivery of the Designated Securities or distribution of copies of the prospectus supplement or any other document relating to the Designated Securities in the Republic of Italy under paragraph (i) or (ii) above must:

(a)

be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended from time to time (the “Banking Act”), and any other applicable laws or regulations; and

(b)

comply with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy or by Italian persons outside of Italy; and be made in compliance with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy and/or any other competent authority.

Canada

The Designated Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Switzerland

The offering of the Designated Securities in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because the Designated Securities have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more and the Designated Securities will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. The pricing term sheet, the prospectus supplement and the accompanying prospectus do not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Designated Securities.

Schedule II-7

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction that would permit a public offering of the Designated Securities or the possession, circulation or distribution of the prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Designated Securities may not be offered or sold, directly or indirectly, and neither the prospectus supplement nor any other offering material or advertisements in connection with the Designated Securities may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Other Terms:

“Underwriter Information” shall mean the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Designated Securities, (ii) the names of the Underwriters, (iii) the paragraph in “Underwriting (Conflicts of Interest)” related to short sales and purchases in the open market, and (iv) the paragraph in “Underwriting (Conflicts of Interest)” related to settlement, in each case in the Pricing Prospectus and the Prospectus.

Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: None.

Jurisdictions Specified Pursuant to Section 5(d) of the Underwriting Agreement: United States.

Schedule II-8

Appendix A

FINAL TERM SHEET

PRICING TERM SHEET

U.S. $1,250,000,000 4.968% SENIOR NON-PREFERRED FIXED RATE NOTES DUE 2031

(the “Notes”)

This Free Writing Prospectus relates only to the Notes described below and should only be read together with the preliminary prospectus supplement dated April 30, 2026 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated July 31, 2025 relating to these Notes (the “Prospectus”) and the Form 6-K of the Issuer submitted to the U.S. Securities and Exchange Commission on April 30, 2026, which contains certain information on the Issuer’s financial condition and results of operations as of and for the three months ended March 31, 2026. Terms and expressions used but not defined herein shall have the same meanings as defined in the Preliminary Prospectus Supplement or Prospectus, as applicable.

Issuer:	Banco Bilbao Vizcaya Argentaria, S.A.

Expected Issue Ratings: *	Baa1 Moody’s / A- S&P / A- Fitch

Issuer Ratings: *	A2 Moody’s / A+ S&P / A- Fitch

Instrument:	Senior Non-Preferred

Principal Amount:	U.S. $1,250,000,000

Form of Issuance:	SEC Registered

Pricing Date:	April 30, 2026

Issue Date / Settlement Date: **	May 8, 2026 (T+6)

Stated Maturity Date:	May 8, 2031

CUSIP / ISIN:	05946K AX9 / US05946KAX90

Benchmark Treasury:	3.875% due March 31, 2031

Benchmark Treasury Yield:	4.018%

Spread to Benchmark Treasury:	UST+ 95 bps

Re-offer Yield:	4.968%

Coupon:	Subject to any redemption prior to the Maturity Date, the Notes will bear interest from (and including) the Issue Date to (but excluding) the Maturity Date at a fixed rate of 4.968% per annum.

Interest Payment Dates:	Semi-annually in arrears on May 8 and November 8 of each year, commencing on November 8, 2026 up to (and including) the stated maturity date or any date of earlier redemption of the Notes.

Appendix A-1

Price to Public:	100.000% of the principal amount

Underwriting Discount:	0.280%

Aggregate Proceeds to Issuer (Before Expenses):	U.S. $1,246,500,000

Day Count Fraction / Business Day Convention:	30/360 (following business day, unadjusted)

Business Days:	New York City, London and Madrid

Minimum Denominations / Multiples:	Minimum denominations of U.S.$200,000 and multiples of U.S.$200,000 in excess thereof

Expected Listing:	New York Stock Exchange

Trustee, Paying Agent, Transfer Agent and Security Registrar:	The Bank of New York Mellon, acting through its London Branch (except with respect to its role as Security Registrar)

Redemption Provisions:

Tax call: All or part at 100% of principal and accrued but unpaid interest for the Notes

Eligible Liabilities Event call: All (but not less than all) at 100% of principal and accrued but unpaid interest for the Notes

Clean-up call: In whole but not in part at 100% of principal and accrued but unpaid interest if Notes representing, in the aggregate, 75% or more of the aggregate principal amount of the Notes (including, both in the numerator and the denominator, (i) any Notes issued after the Issue Date and (ii) any Notes which have been cancelled by the Trustee following their surrender for cancellation in accordance with the indenture) have been purchased by or on behalf of the Issuer or any member of the Group.

Any such redemption shall be in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator if required pursuant to such regulations.

Purchases of the Notes:	The Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer may purchase or otherwise acquire any of the outstanding Notes at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator if required pursuant to such regulations. Upon their acquisition, such Notes may be held, resold or, at the option of the Issuer, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased Notes will cease to be deemed “outstanding” under the indenture (i) for so long as such purchased Notes are held by the Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer or (ii) if such purchased Notes have been surrendered to the Trustee for cancellation.

Governing Law:	New York law, except that the authorization and execution by the Issuer of the indenture, the authorization, issuance and execution by the Issuer of the Notes shall be governed by and construed in accordance with the common laws (derecho común) of Spain. In addition, certain provisions related to the status and ranking of the

Appendix A-2

Notes, the waiver of the right of set-off and the agreement by holders with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain. See “Certain Terms of the Notes—Governing Law” in the Preliminary Prospectus Supplement.

Submission to Jurisdiction:	The Issuer irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or relating to the Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding, except that the Spanish courts in the city of Madrid have exclusive jurisdiction in respect of a Bail-in Dispute. See “Certain Terms of the Notes—Submission to Jurisdiction” in the Preliminary Prospectus Supplement.

U.S. Federal Tax Considerations:	See the section of the Prospectus entitled “U.S. Federal Tax Considerations” for a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the Notes to the U.S. holders described therein.

Spanish Tax Considerations:

Exemption from Spanish withholding tax applies subject to compliance with certain Spanish tax requirements, including the timely provision by the Paying Agent of a duly executed and completed payment statement (the “Payment Statement”).

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes, then the related Payment Amount (as defined in the Preliminary Prospectus Supplement) will be subject to Spanish withholding tax, currently at the rate of 19%. If this occurs, the Issuer will not pay Additional Amounts and holders will have to apply directly to the Spanish tax authorities for any refund to which they may be entitled. See “Certain Terms of the Notes—Maintenance of Tax Procedures” and “Spanish Tax Considerations” in the Preliminary Prospectus Supplement.

Substitution and Modification and Agreement with Respect Thereto:

If an Eligible Liabilities Event or a Tax Event occurs with respect to the Notes, including as a result of any change in law or regulation or the application or official interpretation thereof, the Issuer may, under certain circumstances and without any requirement for the consent or approval of the Trustee or the holders or beneficial owners of such Notes, substitute all (but not less than all) of such Notes or modify the terms of all (but not less than all) of such Notes, so that such Notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities (as defined in the Preliminary Prospectus Supplement).

By its acquisition of any Note or any beneficial interest therein, each holder and beneficial owner of such Note (i) acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the terms of the Notes as set forth above and to grant to the Issuer and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture

Appendix A-3

Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Issuer for, agrees not to initiate a suit against the Trustee and/or the Issuer in respect of, and agrees that neither the Trustee nor the Issuer shall be liable for, any action that the Trustee or the Issuer takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event or a Tax Event.

See “Certain Terms of the Notes—Substitution and Modification” in the Preliminary Prospectus Supplement.

Agreement and Acknowledgment with Respect to Exercise of Spanish Bail-In Power:

By its acquisition of any Notes, each holder (including, for these purposes, each holder of a beneficial interest in such Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

No repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

See “Certain Terms of the Notes—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” in the Preliminary Prospectus Supplement.

Status and Ranking:	The payment obligations of the Issuer under the Notes on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and, upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional

Appendix A-4

Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, the Issuer (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

Moreover, the Issuer’s obligations under the Notes are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

See “Certain Terms of the Notes—Status and Ranking of the Notes” in the Preliminary Prospectus Supplement.

Event of Default:	Except as set forth under “Certain Terms of the Notes—Events of Default” in the Preliminary Prospectus Supplement, “Event of Default”, wherever used with respect to the Notes, means that an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Issuer or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Issuer for the dissolution or winding up of the Issuer. There are no other Events of Default under the Notes.

Use of Proceeds:	General corporate purposes

Target Market / PRIIPs / CCI / Retail Restriction:	MiFID II - professionals / ECPs-only / No EEA PRIIPs KID or UK CCI product summary /– Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No EEA PRIIPs key information document (KID) or product summary under the United Kingdom’s Financial Conduct Authority’s Product Disclosure Sourcebook has been prepared as not available to retail investors in the EEA or in the United Kingdom. No sales to retail clients (as defined in MiFID II and the United Kingdom Financial Conduct Authority’s Conduct of Business Sourcebook (COBS) 3.4) in the EEA or in the United Kingdom. The Notes are incompatible with the knowledge, experience, needs, characteristics and objectives of clients which are retail clients.

Joint Bookrunners:	Barclays Capital Inc. BBVA Securities Inc. BofA Securities, Inc. BNP Paribas Securities Corp. J.P. Morgan Securities LLC TD Securities (USA) LLC UBS Securities LLC
Co-Managers:	Intesa Sanpaolo S.p.A. Bankinter, S.A. DNB Carnegie, Inc. Erste Group Bank AG La Banque Postale Scotia Capital (USA) Inc. Unicaja Banco, S.A.

Appendix A-5

Capitalization Table:	The amounts set forth in the Issuer’s capitalization table on page S-35 of the Preliminary Prospectus Supplement, as of March 31, 2026, are updated as follows:

	As of March 31, 2026
	Actual	As adjusted
	(in millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	18,665	18,665
Long-term indebtedness	75,426
Total indebtedness(3)	94,090
Stockholders’ equity
Ordinary shares	2,761	2,761
Ordinary shares held by consolidated companies	(540)	(540)
Reserves	72,581	72,581
Dividends	—	—
Accumulated other comprehensive income	(18,533)	(18,533)
Total shareholders’ equity	56,269	56,269
Preferred shares	—	—
Non-controlling interest	4,534	4,534
Total capitalization and indebtedness	154,893

(1)   No third party has guaranteed any of the debt of the BBVA Group.

(2)   Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of March 31, 2026.

(3)   Approximately 8% of the BBVA Group’s indebtedness was secured as of March 31, 2026.

* Any ratings obtained will reflect only the views of the respective rating agency and should not be considered a recommendation to buy, sell or hold the Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

** Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day prior to the delivery of the Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

*** BBVA Securities Inc., which is participating in this offering as a Joint Bookrunner, is a wholly-owned subsidiary of BBVA. The offering is being conducted pursuant to FINRA Rule 5121. See “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including the Prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the Preliminary Prospectus Supplement and the Prospectus in that registration statement, the Form 6-K of the Issuer submitted to the U.S. Securities and Exchange Commission on April 30, 2026, which contains certain information on the Issuer’s financial condition and results of operations as of and for the three months ended March 31, 2026, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and Preliminary Prospectus Supplement from Barclays Capital Inc. by calling +1-888-603-5847, BBVA Securities Inc. by calling +1-800-422-8692, BofA Securities, Inc. by calling +1-800-294-1322, BNP Paribas Securities Corp. by calling +1-800-854-5674, J.P. Morgan Securities LLC by calling +1-212-834-4533, TD Securities (USA) LLC by calling 1-855-495-9846 and UBS Securities LLC by calling +1-833-481-0269.

This pricing term sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended.

Appendix A-6

Appendix B

Issuer Free Writing Prospectus:

Final Term Sheet dated April 30, 2026 related to Banco Bilbao Vizcaya Argentaria, S.A. 4.968% Senior Non-Preferred Fixed Rate Notes due 2031

Appendix B-1

Banco Bilbao Vizcaya Argentaria, S.A.

$1,250,000,000 aggregate principal amount of 4.968% Senior Non-Preferred Fixed Rate Notes due 2031

Underwriting Agreement

April 30, 2026

To the Representatives named from time to time in the

applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time Banco Bilbao Vizcaya Argentaria, S.A. (the “Company”), a sociedad anónima incorporated under the laws of the Kingdom of Spain (“Spain”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) $1,250,000,000 aggregate principal amount of 4.968% Senior Non-Preferred Fixed Rate Notes due 2031 (the “Designated Securities”) specified in Schedule II to such Pricing Agreement. The Indenture (as defined below) will provide for the provision by The Bank of New York Mellon, acting through its London Branch, as the initial paying agent in respect of the Designated Securities (in such capacity, the “Paying Agent”), of a duly executed and completed payment statement in connection with each Payment Amount (as such term is defined in the Base Indenture (as defined herein)) under the Designated Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent.

The terms and rights of the Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated as of July 31, 2025 (the “Base Indenture”), as amended and supplemented by the fourth supplemental indenture to be dated as of or around May 8, 2026, pursuant to which the Designated Securities will be issued (the “Supplemental Indenture”) (the Base Indenture, as so amended and supplemented by the Supplemental Indenture with respect to the Designated Securities, the “Indenture”) between the Company and The Bank of New York Mellon (in its capacity as trustee, the “Trustee”). In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto.

In this Agreement and in the applicable Pricing Agreement, the following terms shall, unless the context otherwise requires, have the meanings specified as follows:

“Act” means the United States Securities Act of 1933, as amended;

“Applicable Time” means the applicable time specified in the applicable Pricing Agreement;

“Bail-In Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“Base Prospectus” means the prospectus included in the Registration Statement relating to, among other things, the Designated Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement;

“BRRD” means (i) Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or (ii), as the case may be, such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 (as defined herein) and RD 1012/2015 (as defined herein), as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions;

“BRRD Liability” means (i) a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised; or (ii) any liability, commitment, duty, responsibility, amount payable or contingency or other obligation arising from, or related to, this Agreement or the applicable Pricing Agreement which may be subject to the exercise of the Spanish Bail-in Power (as defined below) by the Relevant Spanish Resolution Authority (as defined below);

“Commission” means the United States Securities and Exchange Commission;

“Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Term Sheet” means the final term sheet containing a description of the Designated Securities, prepared and filed pursuant to Section 5(a) hereof, and set forth as an appendix to the applicable Pricing Agreement;

“Law 11/2015” means Spanish Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time;

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

“Prospectus” means the Base Prospectus as proposed to be supplemented by the Prospectus Supplement;

“Prospectus Supplement” means the prospectus supplement relating to the Designated Securities to be filed pursuant to Rule 424 under the Act;

“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20, on credit entities’ deposit guarantee funds, is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time;

“Registration Statement” means the registration statement on Form F-3 (File No. 333-289121), including the Prospectus, relating to the Designated Securities filed with the Commission, as amended to the date of the applicable Pricing Agreement;

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters;

“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores or CNMV) or any other entity with the authority to exercise the Spanish Bail-in Power (as defined herein) from time to time;

“Significant Subsidiaries” shall mean the Company’s “Significant Subsidiaries”, as such term is defined in Rule 1-02 of Regulation S-X;

“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD, including, but not limited to (a) Law 11/2015, (b) RD 1012/2015, and (c) the SRM Regulation (as defined below); or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised;

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time; and

“Underwriter Information” shall have the meaning set forth in the applicable Pricing Agreement.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Exchange Act on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement.

1.  Particular sales of the Designated Securities may be made from time to time by the Company to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Agreement shall not be construed as an obligation of the Company to sell any of the Designated Securities or as an obligation of any of the Underwriters to purchase the Designated Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Designated Securities and the obligation of any of the Underwriters to purchase any of the Designated Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount and interest rate of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased, or for which eligible purchasers are to be procured, by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement and Prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced in accordance with Section 25 hereof. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint, unless otherwise specified therein with respect to BBVA Securities Inc.

2.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)  The Company meets the requirements for the use of Form F-3, and the Registration Statement, including the Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Act, and has been declared or has become effective under the Act;

(b)  No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or threatened, and no order preventing or suspending the use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

(c)  At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities will conform, in all material respects to the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Designated Securities, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information and (ii) any statements or omissions made in that part of the Registration Statement that constitutes the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee;

(d)  The Pricing Prospectus, as supplemented by the Final Term Sheet together with any other Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the pricing disclosure package (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus; and each Issuer Free Writing Prospectus and any road show presentation, including any Bloomberg road show presentation, made by or on behalf of the Company, in each case listed in an appendix to the applicable Pricing Agreement, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;

(e)  Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) no such documents were filed with the Commission following the Commission’s close of business on the business day (as defined below) immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement; and (ii) this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents;

(f)  The Indenture will provide for the provision by the Paying Agent of a duly executed and completed payment statement in connection with each Payment Amount (as such term is defined in the Base Indenture) under the Designated Securities, and set forth certain procedures agreed by the Company and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent;

(g)  The Company and each of the Significant Subsidiaries have been duly incorporated and are validly existing and in good standing under the respective laws of their jurisdiction of incorporation, with power and authority (corporate and other) to own, lease, license and operate their properties and conduct their business as described in the Registration Statement and the Pricing Prospectus;

(h)  Neither the Company nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole (“Material Adverse Effect”);

(i)  The issue and sale of the Designated Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, as applicable, all of the provisions of such Designated Securities and the Pricing Agreement (including the provisions of this Agreement), and compliance with the terms and provisions thereof, will not (i) result in a breach or violation of any of the terms and provisions of the charter or by-laws (or similar constitutive documents) of the Company, or (ii) result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (a) the charter or by-laws (or similar constitutive documents) of the Company, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (c) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, except (in the case of (ii) above only) as would not have a Material Adverse Effect; and the Company has full power and authority (corporate and other) to authorize, issue and sell such Designated Securities and perform its obligations thereunder, in each case as contemplated by the Pricing Agreement (including the provisions of this Agreement), and the Company has taken all necessary corporate actions to authorize, issue and sell such Designated Securities and to perform its obligations thereunder;

(j)  Except as disclosed in the Pricing Disclosure Package, since the end of the period covered by the latest historical financial statements included in the Pricing Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect and (ii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Company’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect;

(k)  The issued and outstanding share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable (i.e., will not subject any holder thereof to further calls or to personal liability to the Company or any of its creditors by reason only of being such holder); none of the outstanding shares of the Company was issued in violation of pre-emptive or other similar rights;

(l)  The Company has implemented and uses procedures that it reasonably believes are required by applicable regulations, including procedures required by the Bank of Spain and the European Central Bank, to monitor, review, calculate, assess and maintain the sufficiency of its consolidated subsidiaries’ reserves in light of all the circumstances; the Company calculates, reviews, assesses and estimates its regulated consolidated subsidiaries’ regulatory capital requirements, and the Company reasonably believes that its methodology in relation to its risk-based capital position and requirements is, in light of all the circumstances, fair and in accordance with applicable regulations in all material respects;

(m)  This Agreement has been duly authorized, executed and delivered by the Company;

(n)  The applicable Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company;

(o)  All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company required for the issue and sale of the Designated Securities and the performance by the Company of its obligations thereunder and for the execution and delivery by the Company of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect other than the granting of the Issuance Deed (as defined below);

(p)  The Designated Securities have been duly authorized, and, when executed, authenticated, issued, delivered and paid for pursuant to a Pricing Agreement and the Indenture, such Designated Securities will have been duly executed, authenticated, issued and delivered by the Company in accordance with Spanish law, will be fully paid and non-assessable and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights, to general equity principles and to any exercise of the Spanish Bail-in Power; and no holder thereof will be subject to personal liability by reason only of being such a holder; the Designated Securities will not be subject to the pre-emptive rights of any shareholder of the Company and will be consistent with the description thereof contained in the Prospectus and the Prospectus Supplement, and such descriptions will conform to the rights set forth in the instruments defining the same;

(q)  Except as provided in the Pricing Prospectus, the payment obligations of the Company under the Designated Securities on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Company and, upon the insolvency (concurso de acreedores) of the Company, in accordance with and only to the extent permitted by the Insolvency Law (as such term is defined in the Pricing Prospectus) and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Company under the Designated Securities with respect to claims for principal (which claims will constitute ordinary claims (as such term is defined in the Pricing Prospectus)) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations (as such term is defined in the Pricing Prospectus); (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations (as such term is defined in the Pricing Prospectus); and (iii) senior to all subordinated obligations of, or claims against, the Company (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Designated Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above;

(r)  Neither the Company, nor any of its affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities;

(s)  The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(t)  Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to Spain or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Designated Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of such Designated Securities in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Registration Statement;

(u)  The statements set forth in the Pricing Prospectus and the Registration Statement under the captions “Certain Terms of the Notes” and “Description of the Notes of BBVA” (as amended and supplemented by the statements set forth under the caption “Certain Terms of the Notes” in the Prospectus Supplement), taken together, insofar as they purport to constitute a summary of the terms of the Designated Securities, and in the Prospectus Supplement under the captions “Spanish Tax Considerations” and “U.S. Federal Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, in each case when read together with any Final Term Sheet and any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, are accurate and complete in all material respects;

(v)  Except as described in or contemplated by the Pricing Disclosure Package, none of the Company, any of its Significant Subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its Significant Subsidiaries, is aware of or has taken any action, directly or indirectly, that could reasonably lead to an action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries in connection with a violation by any such person of any anti-corruption or anti-bribery laws or regulations of any applicable jurisdiction including the United Kingdom’s Bribery Act 2010, as amended, and the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations thereunder (the “Anti-Corruption Laws”) which would result in a fine or other sanction which would be material for the Company or the Company and its Significant Subsidiaries, and the Company, each of the Significant Subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in compliance in all material respects with the Anti-Corruption Laws (except for any non-compliance which is not material in the context of the issue of the Designated Securities), and have instituted and maintain policies and procedures designed to ensure compliance therewith in all material respects;

(w)  The Company and each of its Significant Subsidiaries maintain a system of controls and procedures reasonably designed to ensure that the operations of the Company and each of its Significant Subsidiaries are conducted, where applicable, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the European Union, Spain, the United States and each State thereof and the United Mexican States, and applicable money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)  None of the Company or any of its Significant Subsidiaries is currently the subject of sanctions in a material amount administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions administered by the European Union, Spain or the United Mexican States; and the Company maintains a system of controls and procedures reasonably designed to prevent the proceeds raised in connection with the issue of the Designated Securities from being used directly or indirectly in any manner that would contravene any OFAC or any similar European, Spanish or Mexican regulations that may be applicable to them; provided that this Section 2(x) shall only apply, and shall only be sought, to the extent that it does not result in a breach and/or violation of any provision of Council Regulation (EC) No 2271/96 of November 22, 1996, as amended (or any law or regulation implementing such Regulation in any member state of the European Union); ;

(y)  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s and its subsidiaries’ internal controls over financial reporting are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in its or their internal controls over financial reporting;

(z)  The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act);

(aa)  Except as set forth in or contemplated by the Pricing Disclosure Package, no litigation, prosecution, investigation, arbitration or administrative proceeding involving the Company, any of the Company’s subsidiaries or any of its properties is pending, or, to the knowledge of the Company, threatened, except to the extent that any such litigation, prosecution, investigation, arbitration or proceeding, if resolved unfavorably to the Company, any of the Company’s subsidiaries or any of its respective properties, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(bb)  Except as set forth in the Pricing Disclosure Package, there have been no material changes to the Company’s consolidated capitalization and indebtedness since March 31, 2026;

(cc)  Ernst & Young, S.L. is an independent registered public accounting firm in respect of the Company as required by the Act and the applicable rules and regulations of the Commission;

(dd)  So long as certain conditions set forth in Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, and the procedures established in Spanish Royal Decree 1065/2007 of July 27, approving the General Regulations governing tax management and inspection acts and procedures and developing the common rules for tax enforcement procedures (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, are complied with, and provided there are no changes to current laws or regulations, any payments in respect of the Designated Securities made by the Company shall be made with no withholding tax in Spain; and

(ee)  No event has occurred, nor has any action been taken, which would or could reasonably result in the voluntary or involuntary liquidation, dissolution, winding-up or insolvency of the Company pursuant to the terms of the Insolvency Law (as such term is defined in the Pricing Prospectus). The Company is not subject to an early intervention or resolution process pursuant to the terms of Law 11/2015.

3.  Upon the execution of the Pricing Agreement and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4.  The Designated Securities to be purchased, or for which eligible purchasers are to be procured, by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5.  The Company covenants and agrees with each of the Underwriters:

(a)  To prepare the Final Term Sheet in a form approved by the Representatives and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approvals shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule, and to take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, to promptly file such Prospectus; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall be reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the receipt of any comments from the Commission in respect of the Registration Statement or any prospectus relating to the Designated Securities, (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, (iv) of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, (v) of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated by reference therein or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any comments or other communication from the Commission relating to the Registration Statement, the Pricing Disclosure Package (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company shall promptly furnish the Underwriters with a copy thereof) or any document incorporated by reference therein, and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, (vi) of the occurrence of any event that could reasonably be expected to cause the Company to withdraw, rescind or terminate the offering of the Designated Securities or would permit the Company to exercise any right not to issue the Designated Securities other than as set forth in the Pricing Disclosure Package, (vii) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Pricing Disclosure Package then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (viii) of any proposal or requirement to make, amend or supplement any of the Pricing Disclosure Package or of any other material information relating to the offering of the Designated Securities or this Agreement that any Underwriter may from time to time reasonably request;

(b)  Promptly from time to time to take such action as the Representatives may reasonably request, after consultation with the Company, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and as are specified in the applicable Pricing Agreement and to maintain such qualification in effect for not less than one year from the date of the applicable Pricing Agreement; provided, however, that additional such jurisdictions may be reasonably requested by the Representatives, with the prior consent of the Company, subsequent to the date thereof; and provided further that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)  To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, without charge, to each

Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)  During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the completion of the sale of the Designated Securities by the Underwriters (as determined by the Representatives), but not more than 30 calendar days following the Time of Delivery, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of, in the jurisdiction specified in the applicable Pricing Agreement, any U.S. dollar-denominated debt securities issued by the Company (other than the Designated Securities) which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives, it being understood that the U.S. dollar-denominated non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities to be issued by the Company on or around the Time of Delivery are not substantially similar to such Designated Securities;

(e)  To timely file or submit such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder, covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period; provided however, that the Company will be deemed to have satisfied this obligation by filing with, or submitting to, the Commission a consolidated earnings statement complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder for the year ended December 31, 2026 as soon as is reasonably practicable after the termination of such twelve-month period;

(f)  To grant the Spanish law governed public deed (escritura de emisión) pursuant to Article 407 of the Spanish Companies Law (Ley de Sociedades de Capital) in respect of the Designated Securities (the “Issuance Deed”) before the Time of Delivery and to file it for registration with the Vizcaya Commercial Registry (Registro Mercantil de Vizcaya) within a month since the date it is granted, and to use its commercially reasonable best efforts to ensure that the Issuance Deed is registered;

(g)  To use its best efforts to effect, promptly following the Time of Delivery, the authorization of the Designated Securities for listing on the New York Stock Exchange, or any other stock exchange on which the Prospectus specifies that the Designated Securities may be listed, and to permit the Designated Securities to be eligible, at the Time of Delivery, for clearance and settlement through the facilities of the Depository Trust Corporation (“DTC”), or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;

(h)  Without the prior written consent of the Representatives, none of the Company, its affiliates or any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has given or will give to any prospective purchaser of the Designated Securities any written information concerning the offering of such Designated Securities other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials distributed with the prior written consent of the Representatives; and

(i)   The Company will comply with Section 10.04 of the Base Indenture (as amended and supplemented by the Supplemental Indenture with respect to the Designated Securities) with respect to the Designated Securities.

6.

(a)  The Company represents and agrees that (i) without the prior written consent of the Underwriters, other than the Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, it has not made and will not make any offer relating to the Designated Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act, (ii) it has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (iii) it will treat any such free writing prospectus consented to by the Underwriters as an Issuer Free Writing Prospectus.

(b)  Each Underwriter represents and agrees that, without the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act; provided, however, that the Company consents to the use by each Underwriter of a “free writing prospectus” not required to be filed with the Commission or retained by the Company pursuant to Rule 433 under the Act that contains only (A) information describing the preliminary terms of the Designated Securities or their offering which will not be inconsistent with the Final Term Sheet or the other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, (B) information that describes the final terms of the Designated Securities or their offering and that is included in the Final Term Sheet or any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and (C) information that is in any electronic road show related to the Designated Securities and approved in writing as such by the Company.

(c)  Any such “free writing prospectus”, as defined in Rule 405 under the Act, the use of which has been consented to by the Company and the Underwriters (including the Final Term Sheet) will be listed in an appendix to the applicable Pricing Agreement.

7.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of the Designated Securities as are set forth in the applicable Pricing Agreement. Each Underwriter, severally and not jointly, covenants and agrees with the Company that the Underwriters will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of the Designated Securities as are set forth in the applicable Pricing Agreement. All payments made in respect of this Agreement or the applicable Pricing Agreement may be made without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of Spain or any political sub-division or authority thereof or therein, provided the recipient is (i) resident for tax purposes in Spain; or (ii) resident for tax purposes in a country which has entered into a treaty for the avoidance of double taxation with Spain which provides for a full exemption from Spanish taxes on business profits (a “DTT”), where the taxation of the services rendered under this Agreement and the applicable Pricing Agreement are limited to the country of tax residence of the recipient and timely submits to the Company a valid tax residence certificate duly issued by the tax authorities of its respective country of tax residency evidencing its tax residence in that country for the purposes of the DTT (or the fulfilment of any other formality). Tax residence certificates shall be valid for up to one year from the date of their issuance and should not relate to a tax year other than that in which the relevant payment is due or made (whichever occurs first).

8.  The obligations of the Underwriters of any Designated Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition, to be met by the Time of Delivery, that all representations and warranties of the Company in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)  The Final Term Sheet, together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;

(b)  U.S. counsel and, if so specified in the applicable Pricing Agreement, Spanish counsel for the Underwriters shall each have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the Pricing Agreement (including the provisions of this Agreement), the Designated Securities, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters not exceeding the scope of those covered in the opinions given pursuant to Sections 8(c) and 8(d), respectively, below as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c)  U.S. counsel for the Company shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(c) attached hereto;

(d)  Spanish counsel for the Company shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(d) attached hereto;

(e)  At the Applicable Time and at the Time of Delivery for such Designated Securities, each firm of independent accountants that has certified financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Company a letter or letters, dated each such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially similar in form and substance to Schedule 8(e) attached hereto;

(f)  Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company and the Company’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, that, in any case referred to in paragraphs (i) or (ii) above, the Representatives reasonably conclude, after consultation with the Company, impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus, and from the Applicable Time to the Time of Delivery (as specified in the Pricing Agreement), no rating of the Company’s long-term senior debt securities shall have been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s long-term senior debt securities;

(g)  After the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any securities of the Company by the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores or CNMV), the Commission, any Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), the New York Stock Exchange or the London Stock Exchange; (ii) a suspension or material limitation of trading in securities generally on any Spanish

Stock Exchange, the New York Stock Exchange, the London Stock Exchange or in the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iii) a general moratorium on all banking activities declared by any U.S. federal, New York, United Kingdom or Spanish authorities or a material disruption in clearance or settlement systems in the United States, the United Kingdom or Spain; (iv) a change or development involving a prospective change in taxation in Spain affecting such Designated Securities or the imposition of exchange controls by the United States or Spain; (v) a material outbreak or escalation of hostilities involving the United States or Spain or the declaration by the United States or Spain of a national emergency or war; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Spain, where the effect of any such event specified in (i) through (vi) above is in the reasonable judgment of the Representatives, after consultation with the Company, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to such Designated Securities;

(h)  The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the business day next succeeding the date of the applicable Pricing Agreement;

(i)  At the Time of Delivery, the Designated Securities shall have been approved for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;

(j)  The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of an officer of the Company substantially similar in form and substance to Schedule 8(j) attached hereto, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance of the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsections (a) and (f) of this Section; and

(k)  If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except that Sections 7, 9, 11, 14, 15, 16, 17, 19, 21, 22 and 23 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

9.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities or expenses, joint or several, as incurred to which such Underwriter, director, officer, employee or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show materials listed in an appendix to the applicable Pricing Agreement, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter, subject to subsection (c) below) as such expenses are incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement or any road show materials listed in an appendix to the applicable Pricing Agreement, in each case, relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(b)  Each Underwriter severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which each such person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement, in each case, relating to the Designated Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the

Pricing Disclosure Package, or any Issuer Free Writing Prospectus listed in an appendix to the applicable Pricing Agreement, in each case, relating to the Designated Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information; and will reimburse the Company and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Company, subject to subsection (c) below) as such expenses are incurred by the Company in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(e)  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of each Underwriter and to each person, if any, who controls, is controlled by or is under common control with any Underwriter within the meaning of the Act or the Exchange Act; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of the Company and to each person, if any, who controls, is controlled by or is under common control with the Company within the meaning of the Act or the Exchange Act.

10.

(a)  If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the

Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b)  If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of such Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase such Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company on the one hand and the Underwriters on the other hand, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Notwithstanding the foregoing, BBVA Securities Inc. will not participate in the terms set out in Section 10 since BBVA Securities Inc. will not purchase any Designated Securities, but instead will procure eligible purchasers for the Designated Securities set forth opposite its name in Schedule I.

11.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Underwriters or the Company, and shall survive delivery of and payment for the Designated Securities sold hereunder and any termination of this Agreement.

12.  If any Pricing Agreement shall be terminated pursuant to Section 10 hereof,

the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except that Sections 7, 9, 11, 14, 15, 16, 17, 19, 21, 22 and 23 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

13.  In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or electronic transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and, if to the Company, shall be delivered or sent by mail or electronic transmission to BBVA, Calle Azul 4, 28050 Madrid, Spain, Attention: Daniel Cubero dangel.cubero@bbva.com; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or electronic transmission to such Underwriter at its address set forth in the applicable Pricing Agreement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of agency, fiduciary or similar duty to the Company in connection with the offering of the Designated Securities or the process leading thereto and acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Designated Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company or any other person. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of such matters, and no Underwriter shall have any responsibility or liability to the Company or any other person with respect to such matters. Any review by an Underwriter of the Company, the transactions contemplated by this Agreement or any other due diligence review by such Underwriter in connection with such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company or any other person. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  The Company irrevocably agrees that any suit, action or proceeding against the Company brought by Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by an Underwriter or by any person who controls an Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by the Underwriters in any competent court in Spain.

17.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

19.  Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21.  Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement and any matters or controversies arising out of or related to any such agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.  Notwithstanding and to the exclusion of any other term of this Agreement, any Pricing Agreement or any other agreements, arrangements, or understandings between the Company and any or all of the Underwriters, each of the Company and each Underwriter acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of (A) the Spanish Bail-in Power by the Relevant Spanish Resolution Authority and/or (B) Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, consents to and agrees to be bound by:

(a)  the exercise and effects of (A) the Spanish Bail-in Power by the Relevant Spanish Resolution Authority in relation to any BRRD Liability of the Company to such Underwriter and/or (B) Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company under this Agreement, which may be imposed with or without any prior notice and (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of such BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of such BRRD Liability or outstanding amounts due thereon into shares, other securities or other obligations of the Company or any Underwriter, as applicable, or another person, and the issue to or conferral on such Underwriter or the Company, as applicable, of any such shares, securities or obligations, including by means of an amendment, modification or variation of the terms of any BRRD Liability;

(iii)	the cancellation of such BRRD Liability or outstanding amounts due thereon; and/or

(iv)

the amendment or alteration of any interest or distribution payable, if applicable, on such BRRD Liability or outstanding amounts due thereon, and the maturity or the dates on which any payments on such BRRD Liability or outstanding amounts are due, including by suspending payment for a temporary period; and

(b)  the variation of the terms of such BRRD Liability or outstanding amounts due thereon, this Agreement and/or the relevant Pricing Agreement, as deemed necessary by the Relevant Resolution Authority and/or the Relevant Spanish Resolution Authority, to give effect to the exercise of (A) the Bail-in Powers by the Relevant Resolution Authority and/or (B) the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, as applicable.

23.

(a)   In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 23, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.  Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593, as amended (the “MiFID Product Governance Rules”), regarding the mutual responsibilities of manufacturers under the MiFID Product Governance Rules:

(a)  the Company acknowledges that it understands the responsibilities conferred upon it under the MiFID Product Governance Rules relating to: (i) each of the product approval process, the target market and the proposed distribution channels as applying to the Designated Securities and (ii) the related information set out in the Pricing Prospectus, the Prospectus, the Prospectus Supplement, the Final Term Sheet and any announcements in connection with the Designated Securities; and

(b)  each Underwriter notes the application of the MiFID Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Designated Securities by the Company and the related information set out in the Pricing Prospectus, the Prospectus, the Prospectus Supplement, the Final Term Sheet and any announcements in connection with the Designated Securities.

25.  This Agreement and any Pricing Agreement may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts of this Agreement or a Pricing Agreement, as the case may be, shall together constitute but one and the same instrument. The exchange of copies of this Agreement or any Pricing Agreement and of signature pages by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission or other electronically-imaged signature (including, without limitation, DocuSign or Adobe Acrobat Sign) or transmission shall constitute effective execution and delivery of such agreement as to the parties hereto or thereto, as the case may be, and may be used in lieu of the original agreement for all purposes. Signatures of the parties hereto or thereto transmitted by facsimile, email or other electronic format (e.g., “pdf,” “tif” or “jpg”) (including, without limitation, DocuSign or Adobe Acrobat Sign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein, the words “execute,” “execution,” “signed,” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, any Pricing Agreement or any of the transactions contemplated hereby or thereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Schedule 8(c)

Form of Opinion of U.S. Counsel

in connection with Section 8(c) of the Underwriting Agreement

Sch-8(c)-1

Schedule 8(d)

Form of Opinion of Spanish Counsel

in connection with Section 8(d) of the Underwriting Agreement

Schedule 8(d)-1

Schedule 8(e)

Forms of Auditors’ Comfort Letter

in connection with Section 8(e) of the Underwriting Agreement

Schedule 8(e)-1

Schedule 8(j)

Form of Certificate

in connection with Section 8(j) of the Underwriting Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)

OF THE UNDERWRITING AGREEMENT

May 8, 2026

The undersigned, [  ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated April 30, 2026 (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated April 30, 2026 (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Company and to the best of [his] [her] knowledge, after reasonable investigation, that:

(i)	attached hereto as Exhibit A are true, complete and correct specimens of the global certificates representing the Designated Securities;

(ii)	the representations and warranties of the Company in the Underwriting Agreement are accurate at and as of the Time of Delivery;

(iii)	the Company has performed all of its obligations under the Underwriting Agreement to be performed at or prior to the Time of Delivery;

(iv)

the Final Term Sheet has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(v)

except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, and at or after the Applicable Time, no rating of the Company’s long-term senior debt securities has been lowered by Moody’s, S&P or Fitch, and other than public announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch has publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s long-term senior debt securities.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

Schedule 8(j)-1

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title:

I, [  ], [  ] of the Company, do hereby certify that the signature set forth opposite his name is the true and genuine signature of [   ].

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title: